Exhibit 23.ii

Exhibit 23(ii)

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 29, 2018 relating to the financial statements, which appears in Transamerica Advisors Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2017. We also consent to the reference to us under the heading of “Experts” in such Registration Statement.

Chicago, Illinois

April 6, 2018